SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	December 24, 2007

Capital Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-14788	94-6181186
(Commission File Number)	(I.R.S. Employer Identification No.)

410 Park Avenue, 14th Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 655-0220
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item5.02	Departure of Directors or Certain Officers; Election of
Directors; Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers.

(e)            The compensation committee of Capital Trust, Inc.’s (the “Company”) board of directors, as administrator of the Company’s amended and restated 2004 long-term incentive plan and 2007 long-term incentive plan, has authorized certain executive officers and other employees to defer receipt of shares of common stock that vest after 2007 under outstanding restricted share awards. On December 24, 2007, the Company entered into deferral agreements with each of John R. Klopp, the Company’s chief executive officer, Stephen D. Plavin, the Company’s chief operating officer, Geoffrey G. Jervis, the Company’s chief financial officer and Thomas C. Ruffing, the Company’s chief credit officer, according to which they have deferred receipt of shares that will vest after December 31, 2007.  The deferral agreements provide for settlement of deferred share units credited to their accounts through the issuance of Company shares in lump sum or installments at times during or after service specified by the participants.

The foregoing description is qualified in its entirety by reference to the amendments to the plans and the deferral agreements, which will be attached as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2007, which the Company intends to file in February 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL TRUST, INC.

December 24, 2007	By:	/s/ ___/s/ Geoffrey G. Jervis___
Name: Geoffrey G. Jervis
Title: Chief Financial Officer

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